                                                                     Exhibit 4.3



                         SOUTHERN NATIONAL CORPORATION

                          OMNIBUS STOCK INCENTIVE PLAN



                          Effective February 17, 1994

                         SOUTHERN NATIONAL CORPORATION
                          OMNIBUS STOCK INCENTIVE PLAN
                          ----------------------------


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


     1.01.  Agreement means a written agreement (including any amendment or
            ---------
     supplement thereto) between SNC and a Participant specifying the terms and conditions of an award of Restricted Stock or Performance Shares or an Option or SAR granted to such Participant.

     1.02.  Applicable Percentage means the same percentage, in multiples of 5%,
            ---------------------
     by which the Performance Share Value during a Valuation Period exceeds the Fair Market Value of SNC Common Stock on the date that a Performance Share award was granted. The Applicable Percentage cannot be less than zero but can exceed 100%.

     1.03.  Board means the Board of Directors of SNC.
            -----

     1.04.  Code means the Internal Revenue Code of 1986, as amended.
            ----

     1.05.  Committee means the Compensation Committee of the Board appointed
            ---------
     to administer the Plan.

     1.06.  Corresponding SAR means an SAR that is granted in relation to a
            -----------------
     particular Option and that can be exercised only upon the surrender to SNC, unexercised, of that portion of the Option to which the SAR relates.

     1.07.  Date of Exercise means (i) with respect to an Option, the date that
            ----------------
     the Option price is received by SNC and (ii) with respect to an SAR, the date that the notice of exercise is received by SNC.

     1.08.  Fair Market Value means, on any given date, the closing price of
            -----------------
     SNC Common Stock as reported on the New York Stock Exchange. If SNC Common Stock was not traded on the New York Stock Exchange on such date, then Fair
                                                                            ----
     Market Value is determined with reference to the next preceding day that
     ------------
     SNC Common Stock was so traded.

     1.09.  Initial Value means, with respect to an SAR, the Fair Market Value
            -------------
     of one share of SNC Common Stock on the date of grant, as set forth in an Agreement.

     1.10.  Legal Disability means that a Participant is permanently and totally
            ----------------
     disabled within the meaning of Code section 22(e)(3).

     1.11.  Option means a stock option that entitles the holder to purchase
            ------
     from SNC a stated number of shares of SNC Common Stock at the price set forth in an Agreement.

     1.12.  Participant means an employee of SNC or of a Subsidiary, including
            -----------
     an employee who is a member of the Board, or a non-employee who satisfies the requirements of Article IV and is selected by the Committee to receive a Restricted Stock or Performance Share award, an Option, an SAR, or a combination thereof.

     1.13.  Performance Share means an award, in the amount determined by the
            -----------------
     Committee and specified in an Agreement, stated with reference to a specified number of shares of SNC Common Stock, that entitles the holder to receive shares of SNC Common Stock, a cash payment, or a combination of SNC Common Stock and cash, in accordance with the provisions of Article X. The Committee, in its discretion, will determine whether a Performance Share will be settled with shares of SNC Common Stock, cash or a combination of SNC Common Stock and cash.

     1.14.  Performance Share Value means the lowest Fair Market Value of SNC
            -----------------------
     Common Stock during a Valuation Period.

     1.15.  Plan means the Southern National Corporation Omnibus Stock Incentive
            ----
     Plan.

     1.16.  Restricted Stock means shares of SNC Common Stock awarded to a
            ----------------
     Participant under Article IX. Shares of SNC Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

     1.17.  Retirement means that a Participant has separated from service on or
            ----------
     after his earliest early retirement date established under a tax-qualified pension or profit sharing plan maintained by SNC or a Subsidiary in which he participates.

     1.18.  SAR means a stock appreciation right that entitles the holder to
            ---
     receive, with respect to each share of SNC Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of SNC Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the Date of Exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

     1.19.  SNC means Southern National Corporation.
            ---

     1.20.  SNC Common Stock means the common stock, $5.00 par value, of SNC.
            ---

     1.21.  Subsidiary means any "subsidiary corporation" as such term is
            ----------
     defined in Code section 424.

     1.22.  Valuation Period means the period beginning on January 1 and ending
            ----------------
     on the following December 31 beginning with the January 1 following the date of a Performance Share award and during each of the four calendar years thereafter. There shall be five Valuation Periods with respect to each Performance Share award.


                                   ARTICLE II

                                    PURPOSES
                                    --------


             The Plan is intended to assist SNC in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of SNC and its shareholders. The Plan is intended to permit the award of shares of Restricted Stock, the award of Performance Shares, the grant of SARs, and the grant of both Options qualifying under Code section 422 ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by SNC from the sale of SNC Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION
                                 --------------


             Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Restricted Stock and Performance Shares and to grant Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Restricted Stock. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, or Option, SAR, Restricted Stock award or Performance Share award. All expenses of administering this Plan shall be borne by SNC.

             The Committee, in its discretion, may delegate to one or more officers of SNC, all or part of the Committee's authority and duties with respect to Participants who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the

     Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV

                                  ELIGIBILITY
                                  -----------


     4.01.  General.  Any employee of SNC or of any Subsidiary (including any
            -------
     corporation that becomes a Subsidiary after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of SNC or a Subsidiary. Any such employee may be awarded shares of Restricted Stock or Performance Shares or may be granted one or more Options, SARs, or Options and SARs. A Director of SNC who is an employee of SNC or a Subsidiary may be awarded shares of Restricted Stock and Performance Shares and may be granted Options or SARs under this Plan. Further, the Committee may from time to time in its sole discretion award shares of Restricted Stock and Performance Shares and may grant Options or SARs to non-employees or non-key employees in conjunction with mergers and acquisition transactions. A member of the Committee may not participate in this Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

     4.02.  Grants.  The Committee will designate individuals to whom shares of
            ------
     Restricted Stock and Performance Shares are to be awarded and to whom Options and SARs are to be granted and will specify the number of shares of SNC Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. All shares of Restricted Stock and Performance Shares awarded, and all Options and SARs granted, under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Committee may adopt. No

     Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of SNC and its Subsidiaries) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an option is granted) exceeding $100,000. In addition, no Participant may be granted Options and SARs that are not related to an Option in any calendar year for more than 30,000 shares of SNC Common Stock. For purposes of the preceding sentence an Option and related SAR shall be treated as a single award.


                                   ARTICLE V

                             STOCK SUBJECT TO PLAN
                             ---------------------


     5.01.  Source of Shares.  Upon the award of shares of Restricted Stock and
            -----------------
     when a Performance Share is earned, SNC may issue authorized but unissued SNC Common Stock. Upon the exercise of an Option or SAR, SNC may deliver to the Participant (or the Participant's broker if the Participant so directs), authorized but unissued SNC Common Stock.

     5.02.  Maximum Number of Shares.  The maximum aggregate number of shares of
            -------------------------
     SNC Common Stock that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares under this Plan is four million, subject to increases and adjustments as provided in this Article V and Article X.

     5.03.  Replenishment.  The maximum number of shares authorized for issuance
            --------------
     under this Plan under Section 5.02 shall be increased each year by 3% (the Replenishment Percentage) of the amount, if any, by which the total number of shares of SNC Common Stock outstanding as of the last day of SNC's fiscal year exceeds the total number of shares of SNC Common Stock outstanding as of the first day of such fiscal year. Provided, however, that in no event shall the total number of shares authorized for issuance under this Plan exceed 10% of authorized and outstanding SNC Common Stock as of the time of any replenishment adjustment. The issuance of shares of SNC Common Stock under this Plan and the application of Article X shall be disregarded for purposes of applying the preceding sentence. This Section
     5.03 shall first apply with respect to the fiscal year of SNC beginning on January 1, 1995.

     5.04.  Incentive Stock Options.  Sections 5.02 and 5.03 to the contrary
            ------------------------
     notwithstanding, the maximum aggregate number of shares of SNC Common Stock that may be issued pursuant to the exercise of Options that are incentive stock options granted under this Plan is four million, subject to adjustment as provided in Article X.

     5.05.  Forfeitures, etc.  If an Option or SAR is terminated, in whole or in
            -----------------
     part, for any reason other than its exercise, the number of shares of SNC Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Restricted Stock, and Performance Share awards to be granted under this Plan. Any shares of Restricted Stock that are forfeited may be reallocated to other Options, SARs or Restricted Stock awards to be granted under this Plan.

                                   ARTICLE VI

                                  OPTION PRICE
                                  ------------


             The price per share for SNC Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for SNC Common Stock purchased on the exercise of any non-incentive stock option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date the Option is granted. The price per share for SNC Common Stock purchased on the exercise of any incentive stock option shall not be less than one-hundred percent (100%) of the Fair Market Value on the date the Option is granted.

                                  ARTICLE VII

                              EXERCISE OF OPTIONS
                              -------------------


     7.01.   Maximum Option or SAR Period.  The maximum period in which an
             ----------------------------
     Option or SAR may be exercised shall be determined by the Committee on the date of grant except that no Option that is an incentive stock option and any Corresponding SAR that relates to such Option shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

     7.02.   Nontransferability.  Any Option or SAR granted under this Plan
             ------------------
     shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. During the lifetime of a Participant to whom an Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.


                                  ARTICLE VIII

                               METHOD OF EXERCISE
                               ------------------


     8.01.   Exercise.  An Option or SAR granted under this Plan shall be deemed
             --------
     to have been exercised on the Date of Exercise. Subject to the provisions of Articles VII and XI, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

     8.02.   Payment.  Unless otherwise provided by the Agreement, payment of
             -------
     the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of SNC Common Stock to SNC. If SNC Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the Date of Exercise) that is not less than such price or part thereof.

     8.03.   Determination of Payment of Cash and/or SNC Common Stock Upon
             -------------------------------------------------------------
     Exercise of SAR.  At the Committee's discretion, the amount payable as a
     ---------------
     result of the exercise of an SAR may be settled in cash, SNC Common Stock, or a combination of cash and SNC Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

     8.04.   Shareholder Rights.  No Participant shall have any rights as a
             ------------------
     stockholder with respect to shares subject to an Option or SAR until the Date of Exercise of such Option or SAR.


                                   ARTICLE IX

                                RESTRICTED STOCK
                                ----------------


     9.01.   Award.  In accordance with the provisions of Article IV, the
             -----
     Committee will designate each individual to whom an award of Restricted Stock is to be made and will specify the number of shares of SNC Common Stock covered by the award.

     9.02.   Vesting.  The Committee, on the date of the award, may prescribe
             -------
     that a Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of SNC and its Subsidiaries before the expiration of a stated term or if SNC, SNC and its Subsidiaries or the Participant fail to achieve stated objectives.

     9.03.   Shareholder Rights.  Prior to their forfeiture in accordance with
             ------------------
     the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock,
     (ii) SNC shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to SNC a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares cease to be Restricted Stock.


                                   ARTICLE X

                            PERFORMANCE SHARE AWARDS


     10.01.   Award.  In accordance with the provisions of Article IV, the
              -----
     Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of SNC Common Stock covered by the award. The number of shares of SNC Common Stock covered by a Performance Share award is merely a target; the number of shares of SNC Common Stock earned and issued under a Performance Share award may be more or less than the target based on the Applicable Percentage.

     10.02.   Earning the Award.  A Performance Share award will be earned based
              -----------------
     on the Performance Share Value during each of the five Valuation Periods following the date of award. The number of shares of SNC Common Stock earned under a Performance Share award as of the end of a Valuation Period will be equal to the product of (i) the number of shares covered by the Performance Share award and (ii) the Applicable Percentage; provided, however, that such product shall be reduced by the number of shares of SNC Common Stock earned or, in the case of a cash payment, the number of shares represented by the payment, in a prior Valuation Period with respect to the same Performance Share Award.

     10.03.   Employment.  Section 10.02 to the contrary notwithstanding, a
              ----------
     Participant's right to earn additional shares of SNC Common Stock or cash payments under Performance Share awards shall terminate if the Participant's employment with SNC and its Subsidiaries ends for reasons other than death, Legal Disability or Retirement. The preceding sentence shall not affect a Participant's right to receive shares of SNC Common Stock or cash payments that were earned in a Valuation Period that ended before the Participant's termination of employment. If a Participant's employment with SNC and its Subsidiaries ends on account of death, Legal Disability or Retirement, the Participant (or the Participant's estate in the case of his death), shall be entitled to receive shares of SNC Common Stock or cash payment to the extent that Performance Shares are earned in Valuation Periods preceding the Participant's termination of employment and the next following Valuation Period.

     10.04.   Issuance of Shares.  To the extent that a Performance Share award
              ------------------
     is settled with SNC Common Stock, the shares of SNC Common Stock earned in accordance with Section 10.02 shall be issued to the Participant as soon as practicable after the end of the Valuation Period; provided, however, that no shares shall be issued unless the Committee certifies the number of shares of SNC Common Stock earned by the Participant during that Valuation Period. A fractional share shall not be issuable under this Article X but instead will be settled in cash.

     10.05.   Settlement in Cash.  To the extent that a Performance Share award
              ------------------
     is settled in cash, the payment will be made in a single sum as soon as practicable after the end of the Valuation Period; provided, however, that no payment shall be made unless the Committee certifies the amount earned by the Participant during that Valuation Period. To the extent that a Performance Share award is settled in cash, the amount of cash payable under a Performance Share award shall equal the Fair Market Value number of shares of SNC Common Stock earned during the Valuation Period on the date that the Committee certifies the Participant's right to receive the payment.

     10.06.   Shareholder Rights.  No Participant shall, as a result of
              ------------------
     receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and SNC Common Stock is issued to the Participant. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive payment thereunder other than by will or the laws of descent and distribution.


                                   ARTICLE XI

                   ADJUSTMENT UPON CHANGE IN SNC COMMON STOCK
                   ------------------------------------------


             The maximum number of shares that may be issued pursuant to the exercise of Options and SARs and the award of Restricted Stock and the settlement of Performance Shares under this Plan and the Replenishment Percentage in Section 5.03 shall be proportionately adjusted, and the terms of outstanding Restricted Stock awards, Performance Share Awards, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) SNC (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or
     (ii) engages in a transaction to which Code section 424 applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

             The issuance by SNC of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of SNC convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Restricted Stock, Performance Shares, Options or SARs.

             The Committee may award shares of Restricted Stock and Performance Shares, may grant Options, and may grant SARs in substitution for stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of SNC or a Subsidiary in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Restricted Stock and Performance Share awards and Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                  ARTICLE XII

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
             -----------------------------------------------------


             No Option or SAR shall be exercisable, no SNC Common Stock shall be issued, no certificates for shares of SNC Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which SNC's shares may be listed. SNC shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence SNC Common Stock for which shares of Restricted Stock are awarded, Performance Shares were earned or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no SNC Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until SNC has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XIII

                               GENERAL PROVISIONS
                               ------------------


     13.01.   Effect on Employment.  Neither the adoption of this Plan, its
              --------------------
     operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of SNC or a Subsidiary or in any way affect any right and power of SNC or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

     13.02.   Unfunded Plan.  The Plan, insofar as it provides for grants, shall
              -------------
     be unfunded, and SNC shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of SNC to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of SNC shall be deemed to be secured by any pledge of, or other encumbrance on, any property of SNC.

     13.03.   Rules of Construction.  Headings are given to the articles and
              ---------------------
     sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     13.04.   Employee Status.  For purposes of determining the applicability of
              ---------------
     Code section 422 (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised or that awards of Restricted Stock or Performance Shares may become vested or earned only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                                  ARTICLE XIV

                                   AMENDMENT
                                   ---------


             The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of SNC Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Restricted Stock or Performance Share award or under any Option or SAR outstanding at the time such amendment is made.

                                   ARTICLE XV

                                DURATION OF PLAN
                                ----------------


             No shares of Restricted Stock or Performance Shares may be awarded and no Option or SAR may be granted under this Plan after February 16, 2004. Restricted Stock and Performance Share awards and Options and SARs granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XVI

                             EFFECTIVE DATE OF PLAN
                             ----------------------


             Shares of Restricted Stock and Performance Shares may be awarded and Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Restricted Stock or Performance Share award, Option or SAR will be effective unless this Plan is approved by shareholders holding a majority of SNC's outstanding voting stock, voting either in person or by proxy at a duly held shareholders' meeting within twelve months of such adoption.